December 23, 2011

This letter agreement is executed and delivered in connection with that certain Convertible Note Financing Binding Term Sheet, dated December 23, 2011 (the “Term Sheet”), by and between NeuMedia, Inc., a Delaware corporation (“Issuer”), and Adage Capital Management L.P. (“Investor”), pursuant to which, among other things, Issuer has agreed to provide certain registration and participation rights in accordance with the terms and conditions set forth herein. Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth in the Term Sheet.

The undersigned hereby agree as follows:

1.	Within one hundred twenty (120) calendar days after the date the Note is converted, Issuer shall use its best efforts to file, or cause to be filed, one Registration Statement (the “Investor Registration Statement”) on Form S-3, or if Issuer is not then eligible to use Form S-3 in connection with such transaction, on Form S-1 (or a similar form that may be promulgated in the future), covering all of the shares of Common Stock underlying the Note and the Warrant. After the Investor Registration Statement has been filed, Issuer shall use its best efforts to cause the Investor Registration Statement to become effective as soon as possible thereafter. Notwithstanding the foregoing, Issuer shall be permitted to postpone the filing of any Investor Registration Statement pursuant to this Section 1 if Issuer furnishes to Investor a certificate signed by the Chief Executive Officer of Issuer stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to Issuer or its stockholders for the Investor Registration Statement to be filed and/or effected at such time; provided, that Issuer shall use its best efforts to file and make effective the Investor Registration Statement promptly thereafter.

2.	For a period of two (2) years following the effectiveness of the Investor Registration Statement, in the event Issuer proposes to issue any equity securities, Issuer shall give Investor written notice of its intention, describing such equity securities, the price of such equity securities, the number of equity securities to be offered, and the terms and conditions upon which Issuer proposes to issue the same. Subject to applicable securities laws, Investor shall have ten (10) calendar days from the giving of such notice, to participate in such offering, on a pro rata basis in accordance with Investor’s equity ownership interest in Issuer at such time on a fully-diluted basis assuming conversion of the Note and the Warrant, upon the terms and conditions specified in the notice, by giving written notice to Issuer and stating therein the quantity of equity securities Investor desires to purchase. Notwithstanding the foregoing, Issuer shall not be required to provide such notice and Investor shall not have the right to participate with respect to an offering consisting of the following securities: (a) securities issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to, Issuer or any subsidiary approved by the Board of Directors; (b) securities issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this letter agreement; (c) securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or other business combination approved by the Board of Directors, (d) securities issued in connection with any stock split, stock dividend or recapitalization by Issuer; (e) securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors, (f) securities issued in connection with strategic transactions involving Issuer and other entities, including, without limitation (i) joint ventures, manufacturing, marketing or distribution arrangements, or (ii) technology transfer or development arrangements; provided that (1) the issuance of such securities has been approved the Board of Directors, and (2) such transaction is not primarily for equity financing purposes (as determined in the sole, good faith discretion of the Board of Directors); and (g) securities issued by Issuer pursuant to the terms of the Term Sheet.

3.	Each party to this letter agreement agrees to perform any further acts and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this letter agreement.

4.	This letter agreement shall be binding on the parties hereto and their respective successors and assigns. This letter agreement will be governed by and construed in accordance with the laws of the State of California. Any disputes arising out of or relating to this letter agreement shall be heard exclusively in state or federal courts located in California, each party waiving any and all objections to such venue. This letter agreement and the Term Sheet sets forth the entire understanding of the parties with respect to the subject matter hereof. This letter agreement shall not be amended, or any provision hereof waived, except in a writing signed by each party hereto. This letter agreement may be executed in any number of original, facsimile or other electronic counterparts.

In Witness Whereof, the parties hereto have executed this letter agreement as of the date first above written.

Issuer:	Investor:

NEUMEDIA, INC.	ADAGE CAPITAL MANAGEMENT L.P.

By:	By:
Name:	Name:
Title:	Title:

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